UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 9, 2007

Bovie Medical Corporation
(Exact name of registrant as specified in its
charter)

Delaware	1-31885	11-2644611
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(631) 421-5452

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act(17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule l4d- 2(b) under the Exchange Act (17 CFR 240. l4d- 2(b)

☐	Pre-commencement communications pursuant to Rule 13 e-4( c) under the Exchange Act (17 CFR 240.13 e-4( c)

ITEM: 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)(1) On August 9, 2007, the Board of Directors elected August Lentricchia to serve as a director of our Company until the next annual meeting of shareholders.

(3) In addition to serving as a member of the Board of Directors, Mr. Lentricchia is expected to serve on our Audit Committee.

Bovie Medical Corporation

By: /S/ Andrew Makrides
Andrew Makrides, President